Exhibit 99.1

NEWS RELEASE For release at 4:00 p.m. EST, 1/25/10 Contact: Susan Sutherland Toll free ofc. (877) 988-8048 Fax (715) 424-3414 Email- pr@renlearn.com

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036

Renaissance Learning, Inc. Announces Fourth Quarter, 2009 Results

WISCONSIN RAPIDS, WI — January 25, 2010 — Renaissance Learning™, Inc. (Nasdaq: RLRN), a leading provider of technology to support personalized practice, differentiated instruction, and progress monitoring in reading, math, and writing for pre-K-12 schools and districts, today announced financial results for the quarter ended December 31, 2009. Revenues for the fourth quarter of 2009 were $32.4 million, an increase of 9.6% from fourth quarter 2008 revenues of $29.6 million. Net income was $6.7 million, or $.23 per share, an increase of 64% from fourth quarter 2008 income of $4.1 million or $.14 per share adjusted to exclude the charges for impairment of intangible assets and restructuring, which resulted in a fourth quarter loss last year of $43.0 million or $1.47 per share.

Revenues for the twelve-month period ended December 31, 2009 were $121.5 million, up 5.5% from 2008 revenues of $115.2 million. Net income was $19.9 million, or $.68 per share, for the twelve-month period ended December 31, 2009.  The net loss for the twelve month period ended December 31, 2008 was $34.4 million, or $1.18 per share.  Excluding the fourth quarter charge for impairment and restructuring costs, net income in 2008 was $12.6 million, or $.43 per share.

“The momentum from the third quarter continued and we achieved very solid fourth quarter results,” commented Terrance D. Paul, Chief Executive Officer.  “Fourth quarter order rates grew by 20%, revenue is the highest quarterly revenue since 2003, and net income was up 64% excluding last year’s charge for intangible asset impairment and restructuring.  In addition, cash flow continues to be strong.

“While we are pleased with our recent results, we are moving ahead aggressively with initiatives to drive further growth.  These include significantly reducing the price of our NEO 2 laptop, a focused effort to better serve large urban accounts, and the introduction of the SetPoint™ program aimed at transforming low performing schools,” continued Paul.  “The one area of concern continues to be the weak state revenue situation that will likely force states to reduce educational spending. However, we believe that our current product offerings and financial strength, along with the new initiatives, should position us well over the next several years, even in the face of a more difficult school funding environment.”

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Renaissance Learning added approximately 500 new customer schools during the quarter, bringing total schools worldwide that are actively using the Company’s products to over 73,000. Of these, more than 31,000 are actively using at least one product running on the Renaissance Place platform.

The Company will hold a conference call at 5:00 p.m. EST today to discuss its financial results, quarterly highlights, and business outlook. The teleconference may be accessed in listen-only mode by dialing 877-869-3847 at 5:00 p.m. EST. Please call a few minutes before the scheduled start time to ensure a proper connection.

A digital recording of the conference call will be made available on January 25, 2010 at 8:00 p.m. through February 1, 2010 at 11:59 p.m. The replay dial-in is 877-660-6853. The conference account number to access the replay is 350 and replay ID number is 342271.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is the world’s leading provider of computer-based assessment technology for pre-K–12 schools. Adopted by more than 73,000 schools, Renaissance Learning’s tools provide daily formative assessment and periodic progress-monitoring technology to enhance core curriculum, support differentiated instruction, and personalize practice in reading, writing and math. Renaissance Learning products help educators make the practice component of their existing curriculum more effective by providing tools to personalize practice and easily manage the daily activities for students of all levels. As a result, teachers using Renaissance Learning products accelerate learning, get more satisfaction from teaching, and help students achieve higher test scores on state and national tests. Renaissance Learning has seven U.S. locations and subsidiaries in Canada and the United Kingdom.

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including statements regarding management’s expectations for future periods.  These forward-looking statements are based on current expectations and various assumptions which management believes are reasonable.  However, these statements involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements.  Factors that could cause or contribute to such differences include the failure of AR and AM Enterprise and laptop orders to achieve expected growth targets, a decline in quiz sales that exceeds forecasts, risks associated with the implementation of the Company’s growth initiatives, dependence on educational institutions and government funding, our ability to successfully implement cost savings measures and achieve cost reductions, and other risks affecting the Company’s business as described in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2008 Annual Report on Form 10-K and later filed quarterly reports on Form 10-Q and Current Reports on Form 8-K, which factors are incorporated herein by reference.  The Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

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RENAISSANCE LEARNING®, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollar amounts in thousands, except per share amounts)

(unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Net sales:
Products	$ 22,220	$ 21,007	$ 86,030	$ 84,540
Services	10,205	8,583	35,483	30,683
Total net sales	32,425	29,590	121,513	115,223

Cost of sales:
Products	3,127	3,319	13,730	14,494
Services	2,921	3,269	11,691	13,263
Total cost of sales	6,048	6,588	25,421	27,757

Gross profit	26,377	23,002	96,092	87,466

Operating expenses:
Product development	4,006	4,574	16,494	17,396
Selling and marketing	9,078	9,023	35,960	36,253
General and administrative	3,083	3,501	13,113	15,283
Impairment of goodwill and other intangible assets	-	47,945	-	47,945

Total operating expenses	16,167	65,043	65,567	116,877

Operating income (loss)	10,210	(42,041)	30,525	(29,411)

Other income, net	50	204	452	819

Income (loss) before income taxes	10,260	(41,837)	30,977	(28,592)

Income taxes	3,579	1,125	11,054	5,848

Net income (loss)	$ 6,681	$ (42,962)	$ 19,923	$ (34,440)

Income (loss) per share:
Basic and Diluted	$ 0.23	$ (1.47)	$ 0.68	$ (1.18)

Weighted average shares outstanding:
Basic	29,261,998	29,160,429	29,222,327	29,101,765
Diluted	29,262,154	29,160,429	29,222,387	29,103,795

RENAISSANCE LEARNING™, INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands)

(unaudited)

	December 31,	December 31,
	2009	2008

ASSETS:
Current assets:
Cash and cash equivalents	$ 36,207	$ 9,509
Investment securities	3,278	4,894
Accounts receivable, net	10,535	8,083
Inventories	4,290	5,504
Prepaid expenses	1,962	1,999
Income taxes receivable	3,679	3,301
Deferred tax asset	3,827	4,183
Other current assets	629	144
Total current assets	64,407	37,617

Investment securities	4,650	3,383
Property, plant and equipment, net	6,848	8,621
Goodwill	2,827	2,750
Other non-current assets	4,534	4,555

Total assets	$ 83,266	$ 56,926

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$ 921	$ 1,712
Deferred revenue	54,224	43,975
Payroll and employee benefits	5,404	3,981
Other current liabilities	2,648	3,284
Total current liabilities	63,197	52,952

Deferred revenue	5,262	2,950
Deferred compensation and other employee benefits	1,871	1,342
Income taxes payable	4,801	4,868
Other non-current liabilities	184	133
Total liabilities	75,315	62,245

Total shareholders' equity	7,951	(5,319)

Total liabilities and shareholders' equity	$ 83,266	$ 56,926